UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2023

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

Warrant Repricing and Issuance

On April 3, 2023, Transphorm, Inc. (the “Company”) entered into warrant exercise inducement offer letters (“Inducement Letters”) with certain holders of outstanding warrants to purchase shares of the Company’s common stock (such holders, the “Exercising Holders,” and such warrants, the “Existing Warrants”), pursuant to which the Exercising Holders agreed to exercise, for cash, Existing Warrants to purchase, in the aggregate, 1,815,848 shares of the Company’s common stock (the “Existing Warrant Shares”), in exchange for the Company’s agreement to (i) lower the exercise price of the Existing Warrants to $4.00 per share and (ii) issue new warrants (the “Inducement Warrants”) to the Exercising Holders to purchase, in the aggregate, up to 2,269,810 shares of the Company’s common stock. The Company expects to receive aggregate gross proceeds of approximately $7.3 million from the exercise of the Existing Warrants by the Exercising Holders.

The Inducement Warrants have an exercise price of $5.00 per share, provide for a cashless exercise feature, and are exercisable until April 3, 2026. Certain Exercising Holders have contractually agreed to restrict their ability to exercise the Inducement Warrants issued to them if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares in excess of 9.99% of the shares of the Company’s common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 19.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Company has agreed, as soon as practicable (but in no event later than 30 days after the date of the Inducement Letters), to file a registration statement on Form S-3 (or other appropriate form if the Company is not then eligible to use Form S-3) to register the resale of the shares of common stock underlying the Inducement Warrants and to use commercially reasonable efforts to cause such registration statement to become effective within 90 days of its initial filing.

The foregoing summaries of the Inducement Letters and Inducement Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Private Placement of Common Stock and Warrants

On April 3, 2023, the Company entered into securities purchase agreements (each, a “Purchase Agreement”) with two accredited investors that are affiliated with each other (the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers in a private placement (the “Private Placement”) for an aggregate purchase price of $2.0 million (i) an aggregate of 500,000 shares (the “Shares”) of the Company’s common stock at a purchase price of $4.00 per share and (ii) warrants to purchase an aggregate of 250,001 shares of the Company’s common stock (the “Warrants”).

The Warrants have an exercise price of $5.00 per share, provide for a cashless exercise feature, and are exercisable until April 3, 2026.

On April 3, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register the Shares and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”) for resale. Under the terms of the Registration Rights Agreement, the Company is obligated, subject to certain exceptions, to (i) no later than 30 days after the closing of the Private Placement, file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale or other disposition of the Registrable Securities, (ii) use its commercially reasonable efforts to cause such registration statement to become effective no later than 60 days after such registration statement is first filed with the SEC, and (iii) use its commercially reasonable efforts to keep such registration statement effective for up to three years after the date on which such registration statement is declared effective by the SEC.

In the event that the Company fails to timely file and obtain and maintain effectiveness of the registration statement, or if certain events occur with respect to the listing or trading of the Registrable Securities (such events, the “Registration Events”), the Company, subject to certain exceptions, is required to make payments to each holder of Registrable Securities, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the aggregate purchase price paid by such holder pursuant to the Purchase Agreements with respect to such holder’s Registrable Securities that are affected by such Registration Event for the period during which such Registration Event continues to affect such Registrable Securities, provided that the maximum amount of liquidated damages that may be paid by the Company to a holder pursuant to such liquidated damages provisions will not exceed 5% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreements with respect to such holder’s Registrable Securities that are affected by all such Registration Events.

The foregoing summaries of the Purchase Agreements, Warrants and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.2, 4.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Existing Warrant Shares, the Inducement Warrants, the Shares and the Warrants were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder as transactions not involving a public offering. The Exercising Holders and the Purchasers are “accredited investors” as that term is defined in Rule 501 of Regulation D and represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The offer and sale of the securities were made without any general solicitation or advertising.

Item 3.03. Material Modifications to Rights of Securityholders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On April 3, 2023, the Company issued a press release announcing the signing of the Inducement Letters and the issuance of securities in the Private Placement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
4.1	Form of Inducement Warrant
4.2	Form of Warrant to Purchase Shares of Common Stock
10.1	Form of Inducement Letter
10.2	Form of Securities Purchase Agreement, dated April 3, 2023
10.3	Form of Registration Rights Agreement, dated April 3, 2023
99.1	Press release dated April 3, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPHORM, INC.

Dated: April 3, 2023	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer